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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Helmerich & Payne, Inc.

Subsidiaries of Helmerich & Payne, Inc.
White Eagle Assurance Company (Incorporated in Vermont)
Helmerich & Payne International Drilling Co. (Incorporated in Delaware)
Subsidiaries of Helmerich & Payne International Drilling Co.
Helmerich & Payne (Africa) Drilling Co. (Incorporated in Cayman Islands, British West Indies)
Helmerich & Payne (Colombia) Drilling Co. (Incorporated in Oklahoma)
Helmerich & Payne (Gabon) Drilling Co. (Incorporated in Cayman Islands, British West Indies)
Helmerich & Payne (Argentina) Drilling Co. (Incorporated in Oklahoma)
Helmerich & Payne (Boulder) Drilling Co. (Incorporated in Oklahoma)
Helmerich & Payne (Australia) Drilling Co. (Incorporated in Oklahoma)
Helmerich & Payne del Ecuador, Inc. (Incorporated in Oklahoma)
Helmerich & Payne de Venezuela, C.A. (Incorporated in Venezuela)
Helmerich & Payne Rasco, Inc. (Incorporated in Oklahoma)
H&P Finco (Incorporated in Cayman Islands, British West Indies)
H&P Invest Ltd. (Incorporated in Cayman Islands, British West Indies)
Subsidiaries of Helmerich & Payne (Boulder) Drilling Co.
Helmerich and Payne Mexico Drilling, S. de R.L. de C.V. (Incorporated in Mexico)
The Space Center, Inc. (Incorporated in Oklahoma)
Helmerich & Payne Properties, Inc. (Incorporated in Oklahoma)
Utica Square Shopping Center, Inc. (Incorporated in Oklahoma)
Subsidiary of Utica Square Shopping Center, Inc.
Fishercorp, Inc. (Incorporated in Oklahoma)

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SUBSIDIARIES OF THE REGISTRANT